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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9


                           NEXTEL COMMUNICATIONS, INC.

                    PROSPECTUS SUPPLEMENT DATED JULY 6, 2000
                        TO PROSPECTUS DATED JUNE 16, 2000

              The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

                                                         Convertible Notes             Common Stock
                                                   ---------------------------    -----------------------
                                                    Principal        Principal
                                                    Amount of        Amount of     Number of    Number of
                                                   Convertible      Convertible     Shares        Shares
         Name of Selling Security Holder           Notes Owned     Notes Offered     Owned        Offered
         -------------------------------           -----------     -------------   --------      --------
Credit Suisse First Boston Corporation                60,000          60,000          -0-           -0-
Salomon Smith Barney Inc.                           1,409,000       1,409,000         -0-           -0-